CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of April 10, 2003, is between American CareSource Corporation, an Indiana corporation (the "Borrower") and Patient Infosystems, Inc., a Delaware corporation ("PATI").

                                    RECITALS

A. The Borrower has requested that PATI make a loan or series of loans in an aggregate amount up to $2.5 million on the terms and conditions set forth herein.

B. PATI has agreed to make such extensions of credit on the terms and conditions set forth therein.

     ACCORDINGLY, the parties hereto hereby agree as follows:

ARTICLE I                                                            DEFINITIONS

1.01     Defined Terms.

     As used in this Credit Agreement, the following terms shall have the following meanings:

     "Acquisition": the purchase by PATI of the assets of the Borrower as contemplated by the Asset Purchase Agreement.

     "Affiliate": as to the Borrower, (i) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Borrower, including, without limitation, any joint venture of the Borrower, or (ii) any Person who is a director, officer, shareholder or partner (a) of the Borrower, (b) of any Subsidiary of the Borrower, or (c) of any Person described in the preceding clause (i). For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Asset Purchase Agreement": the agreement dated September 23, 2002, as further amended on April 10, 2003, by and among the Borrower, PATI and certain of their stockholders providing for the Acquisition.

     "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to close.

     "Capital Expenditure": any expenditure by the Borrower in respect of the purchase or other acquisition of fixed assets.

     "Capital Lease": any lease of property, real or personal by the Borrower, the obligations of which are required in accordance with GAAP to be capitalized on a balance sheet of the Borrower.

     "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Borrower, any and all equivalent ownership interests in the Borrower (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

     "Cash Equivalents": as defined in subsection 6.07(c).

     "Closing Date": the date on which all the conditions set forth in ARTICLE IV shall first have been satisfied.

     "Code": the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral": as defined in Section 2.08.

     "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

     "Contractual Obligation": any provision of any security issued by the Borrower or of any agreement, instrument or other undertaking to which the Borrower is a party or by which it or any of its property is bound, including without limitation, any Indebtedness.

     "Credit Agreement": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "Default": any of the events specified in Sections 7.01 or 7.02, hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Event of Default": any of the events specified in Sections 7.01 or 7.02, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

     "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

     "Guarantee Obligation": as to the Borrower, any obligation of the Borrower guaranteeing or in effect guaranteeing any indebtedness, leases, dividends or other obligations of any other third Person in any manner, whether directly or indirectly or otherwise to assure or hold harmless the owner of any primary obligation against loss in respect thereof.

     "Hazardous Materials": those substances deemed hazardous under any Hazardous Materials Law, including, without limitation, asbestos or any substance containing asbestos, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic waste materials or substances under any Hazardous Materials Law.

     "Hazardous Materials Laws": collectively includes any present and future local, state and Federal law relating to the environment and environmental conditions, including, without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. '6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. "9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. '6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. "1251 et seq., the Clean Air Act 42 U.S.C. '741 et seq., the Toxic Substances Control Act, 15 U.S.C. "2601-2629, and the Safe Drinking Water Act, 42 U.S.C and all the regulations, rules, orders, decrees, ordinances, codes, authorizations, certificates, permits, licenses and any other legal requirements now or hereafter promulgated or issued thereunder.

     "Indebtedness": of the Borrower at any date, (i) all indebtedness of the Borrower for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business) or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of the Borrower under Capital Leases, (iii) all obligations of the Borrower in respect of letters of credit or acceptances issued or created for or for the account of the Borrower, (iv) all obligations of the Borrower under currency exchange contracts or interest rate swap agreements, and (v) all liabilities secured by any Lien on any property owned by the Borrower even though the Borrower has not assumed or otherwise become liable for the payment thereof.

     "Indemnified Person": as defined in Section 8.07.

     "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Insolvent": pertaining to a condition of insolvency.

     "Investment": as defined in subsection 6.07.

     "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "Loan": the loan which PATI has committed to make pursuant to Section 2.01 of this Credit Agreement.

     "Loan Documents": the documents in subsection 4.01 whose delivery is a condition to the effectiveness of this Credit Agreement and all other documents executed and delivered in connection herewith or therewith, including any amendments, supplements or other modifications to any of the foregoing.

     "Material Adverse Effect": a material adverse effect on (i) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower, including but not limited to the loss of any significant customers, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of the Loan Documents or the rights or remedies of PATI hereunder or thereunder.

     "Multiemployer  Plan": a Plan which is a  multiemployer  plan as defined in
     Section 4001(a)(3) of ERISA.

     "Note": the promissory note or series of substantially identical promissory notes issued pursuant to this Credit Agreement substantially in the form of
     Exhibit 2.01.

     "Operating Lease": any lease of property, real or personal, which is not a Capital Lease.

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "Person": an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg. SS2615.

     "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its material property is subject.

     "Responsible Officer": Mark Bodnar, Michael Caolo Jr., or the chief executive officer, the president, the controller, or the chief financial officer of the Borrower.

     "Security Documents": as defined in Section 2.08.

     "Subsidiary": as to any Person, a corporation, partnership or other entity of which more than 50% of the shares of stock, or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity, are at the time owned, directly or indirectly, through one or more intermediaries, or both, by such Person.

     "UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

1.02     Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Credit Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

(b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower not defined in subsection 1.01 and accounting terms partly defined in subsection 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section, Subsection, Schedule and Exhibit references are to this Credit Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II                                                              THE LOAN

2.01     The Loan.

     Subject to the terms and conditions hereof, PATI hereby agrees to make a loan or series of loans to the Borrower in an aggregate amount of up to $2.5 million (the "Loan"). The Loans shall be evidenced by a series of notes each of which shall be substantially in the form of Exhibit 2.01 (each a "Note" and collectively the "Notes"). The first Note delivered under this Credit Agreement shall be for $1.5 million and shall represent (i) a replacement of the prior note for $500,000 delivered to PATI in connection with loans previously made by PATI to Borrower and (ii) a new advance by PATI to ACS of $1.0 million. Each additional loan under this Credit Agreement shall be evidenced by an additional Note. Subject to the terms and conditions hereof, PATI shall fund or notify Borrower of its intention not to fund all or any part of any subsequent advances following the date of this Credit Agreement, within 5 business days of any request by the Borrower which request shall include a certificate satisfying the requirements of subsection 4.09 hereof.

     Anything to the contrary in this Agreement notwithstanding, the Borrower agrees that PATI may reduce the amount to be loaned pursuant to this Agreement in the form of subsequent advances (i.e., following the initial advance of the $1,000,000 to be made upon execution of this Agreement) by not more than $250,000 to the extent that PATI determines that it must use available funds for its operations.

2.02     Repayment of Loan.

     Repayment of the Loan shall be in accordance with the terms of the Notes.

2.03     Interest.

     Interest on the Loan shall accrue and be payable in accordance with the terms of the Notes.

2.04     Prepayment.

     Prepayment of the Loan may be made in accordance with the terms of the Notes.

2.05     Additional Consideration.

     As additional consideration for the Loan, Borrower shall issue to PATI a ten-year Warrant in the form of Exhibit 2.05 hereto (the "Warrant") to purchase for $.01 per share 15,200 shares of common stock of Borrower which is intended to equal 32.00% of the fully diluted outstanding capital stock of Borrower as of the Closing Date. The Warrant will be exercisable upon the occurrence of any Event of Default under this Agreement or the breach or termination of the Asset Purchase Agreement. The Borrower shall issue to PATI additional Warrants to purchase up to an aggregate of 3,800 shares of common stock, at the rate of 380 shares per $100,000 advanced, in the same form of Exhibit 2.05 upon additional advances under this Credit Agreement.

2.06     Sale of Securities by Borrower.

     The proceeds of any sale of stock, debt or other securities of the Borrower shall be applied towards repayment of the Notes, unless PATI agrees with Borrower to another use in writing.

2.07     Replacement of Notes.

     Upon receipt by the Borrower of evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Notes, the Borrower, at its own expense shall execute and deliver, in lieu thereof, new Notes, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Notes or dated the date of such lost, stolen, destroyed or mutilated Notes if no interest shall have been paid thereon.

2.08     Collateral Security.

     The obligations of the Borrower under this Credit Agreement are secured by a first position perfected security interest in all the assets of the Borrower (the "Collateral") under the terms of the Security Agreement between the Borrower and PATI of even date and the UCC-1 financing statements (collectively, the "Security Documents").

ARTICLE III                                       REPRESENTATIONS AND WARRANTIES

     To induce PATI to enter into this Credit Agreement and to make the Loan, the Borrower hereby represents and warrants to PATI that:

3.01     Asset Purchase Agreement.

     All representations and warranties contained in Section 4.2 of the Asset Purchase Agreement are true and correct as of the Closing Date and as of each date that a Note is issued and a Loan is funded under this Credit Agreement.

3.02     Corporate Power; Authorization; Enforceable Obligations.

     The Borrower has the corporate power and authority to make, deliver and perform its obligations under each of the Loan Documents, and to borrow thereunder, and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of the Loan Documents and to authorize the execution, delivery and performance of the Loan Documents. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is or will be required in respect of the Borrower in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents. This Credit Agreement has been, and each Loan Document will be, duly executed and delivered on behalf of the Borrower. This Credit Agreement constitutes, and each Loan Document when executed and delivered will constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.03     No Legal Bar.

     The execution, delivery and performance of any Loan Document, the borrowings thereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower that is a party to any such document and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

ARTICLE IV                                                            CONDITIONS

     The effectiveness of this Credit Agreement is subject to the satisfaction on or prior to the Closing Date, and on each date that a Loan is funded and a
Note issued, of the following conditions precedent:

4.01     Loan Documents.

     PATI shall have received the following documents executed and delivered by a Responsible Officer of the Borrower, as appropriate:

(a)  this Credit Agreement;

(b)  the Note;

(c)  the Security Documents;

(d)  the Warrant; and

(e) such other documents, agreements, instruments and certificates required to be executed in connection with the transactions contemplated by this Credit Agreement.

4.02     Estoppel Letter

     PATI shall have received an estoppel letter in form satisfactory to PATI executed by Eric Brauss and Today Financial Corporation.

4.03     Amendment of the Asset Purchase Agreement.

     The Borrower and PATI shall have executed an amendment to the original Asset Purchase Agreement dated as of September 23, 2003 in form and substance satisfactory to the parties including, among other things, modifications to the provisions regarding (i) control of the Board of Directors of PATI after closing, (ii) extension of the repayment of debt to Eric Brauss and his affiliates, (iii) termination of the Asset Purchase Agreement based on the filing date of the proxy statement of PATI with the Securities and Exchange Commission and (iv) employment agreements with certain officers of the Borrower.

4.04     Lien in favor of PATI.

     PATI shall have a first priority perfected security interest in the Collateral.

4.05     Corporate Proceedings and Certificates.

     PATI shall have received:

(a) a copy of the resolutions, in form and substance satisfactory to PATI, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Credit Agreement, the Notes and any other Loan Document, (ii) the issuance of the Warrant; and (iii) the borrowings contemplated hereunder, certified by the Secretary of the Borrower as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to PATI;

(b) true and complete copies of the certificate of incorporation and by-laws of the Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary of the Borrower, and

(c) a good standing certificate for the Borrower from its jurisdiction of organization.

4.06     Payment of Fees.

     PATI shall have received the fees to be received on the Closing Date referred to in Section 8.05 of this Credit Agreement.

4.07     Proof of Insurance Coverage.

     PATI shall have received a certificate providing proof of adequate property and liability insurance coverage, consisting of duly issued policies of insurance or binders on all of the properties and business operations of the Borrower.

4.08     Resignation of Mark Bodnar.

     Mark Bodnar shall have resigned his position as President and Chief Executive Officer of the Borrower and shall have agreed to serve as Executive Vice President of Account Development of the Borrower (providing, in connection therewith, a full mutual release with PATI and Borrower, in form and substance satisfactory to PATI and Borrower of all claims that he may have against either PATI or Borrower not otherwise excluded by such mutual release).

4.09     Use of Proceeds.

     PATI shall have received a certificate from Borrower prior to the Closing Date and on each date that a Loan is funded and a Note issued under this Credit Agreement certifying in reasonable detail the use of proceeds for each Loan advance, which shall be approved in writing and deemed to be satisfactory in all respects, both in form and substance, to PATI and the collateral agent under the Note and Stock Purchase Agreement by and between PATI and certain investors of even date herewith.

4.10     No Default.

     There shall be no default under this Credit Agreement, under any Note, under any Loan Document or under any other agreement, obligation or commitment between the Borrower and PATI.

4.11     No Material Adverse Change.

     There shall have been no material adverse change in the business, prospects or financial condition of the Borrower.

4.12     President or Chief Executive Officer.

     Any new President or Chief Executive Officer hired by, retained for or elected by Borrower shall be acceptable to PATI.

4.13      Non-Competition Agreement.

     Mark Bodnar shall have executed a Non-Competition Agreement in the form attached hereto as Exhibit 4.14.

ARTICLE V                                                  AFFIRMATIVE COVENANTS

5.01     Payment of Note.

     The Borrower will punctually pay or cause to be paid the principal of and interest on the Notes at the times and places and in the manner specified in the Notes.

5.02     Other Information.

     The Borrower shall furnish to PATI promptly, such additional financial and other information and copies of such documents and instruments as PATI may from time to time request.

5.03     Payment of Obligations.

     The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith, including by appropriate proceedings, and reserves, in conformity with GAAP with respect thereto, have been provided on the books of the Borrower.

5.04     Conduct of Business and Maintenance of Existence.

     The Borrower shall preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, individually or in the aggregate, have a Material Adverse Effect.

5.05     Maintenance of Property; Insurance.

     The Borrower shall keep all material property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in such amounts and against such risks (but including in any event environmental and product liability) as are usually insured against in the same general area by companies engaged in the same or a similar business; furnish to PATI on an annual basis, and at least thirty days prior to the expiration of any policy of insurance, a certificate demonstrating the existence of such insurance; and upon written request, full information as to details of the insurance carried.

5.06     Inspection of Property; Books and Records; Discussions; Audits.

     The Borrower shall keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made in all material respects of all dealings and transactions in relation to its business and activities; permit representatives of PATI to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be required, including, without limitation, any such visit, inspection or examination by PATI in connection with any audit conducted by PATI, and at which a representative of PATI may be present, of the books and records of the Borrower from time to time at PATI's discretion, and to discuss the business, operations, properties and financial and other condition of the Borrower with officers and employees of the Borrower and with its independent certified public accountants.

5.07     Notices.

     The Borrower shall promptly give notice to PATI of:

(a)  the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of the Borrower, or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower and any Governmental Authority of which Borrower is aware, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

(c) any litigation or proceeding affecting the Borrower in which the amount involved is $50,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought which, if granted, could have a Material Adverse Effect; and

(d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan, or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan.

     Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

5.08     Environmental Laws.

     The Borrower shall:

(a) comply with, and ensure compliance by all tenants and subtenants of any real property owned or leased by the Borrower, if any, with, all applicable Hazardous Materials Laws except to the extent that failure to do so would not be reasonably expected to have a Material Adverse Effect;

(b) obtain and comply with and maintain, and ensure that all such tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Hazardous Materials Laws except to the extent that failure to do so would not be reasonably expected to have a Material Adverse Effect; and

(c) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Hazardous Materials Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Hazardous Materials Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not be reasonably expected to have a Material Adverse Effect.

5.09     Financial Statements.

     The Borrower shall furnish to PATI:

(a) by May 5, 2003, a copy of the audited financial statements of the Borrower as of the end of fiscal year 2002;

(b) as soon as available, but in any event not later than 15 days after the end of each quarterly period of each fiscal year of the Borrower, the unaudited balance sheets of the Borrower as of the end of such quarter and the related unaudited statements of operations, membership interests and cash flows of the Borrower for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, reviewed by independent auditors and certified by the Borrower's Chief Executive Officer and Chief Financial Officer as being fairly stated in all material respects when considered in relation to the most recent audited financial statements of the Borrower;

(c) as soon as available, but in any event not later than 10 days after the end of each month, the unaudited statement of operations and cash flows of the Borrower for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year and the budget amounts, certified by the Borrower's Chief Executive Officer and Chief Financial Officer as being fairly stated in all material respects when considered in relation to the most recent audited financial statements of the Borrower; and

(d)  such other reports as may be reasonably requested by PATI.

     All such financial statements are to be prepared and presented on a consolidated and consolidating basis, where applicable, complete and correct in all material respects and are to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods.

5.10     Further Assurances.

     The Borrower shall execute any and all further documents, and take all further action which PATI may request in order to effectuate the transactions contemplated by the Loan Documents. Without limiting the generality of the foregoing, such further documents and actions shall include the execution of agreements and instruments, and filing Uniform Commercial Code financing statements, in order to effectuate the transactions contemplated by this Credit Agreement and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Loan Documents.

ARTICLE VI                                                    NEGATIVE COVENANTS

6.01     Limitation on Indebtedness.

     The Borrower shall not create, incur, assume, or suffer to exist any Indebtedness except:

(a)  the Loan; or

(b)  other Indebtedness existing on the Closing Date as described on Schedule
     6.01.

6.02     Limitation on Guarantee Obligations.

     The Borrower shall not create, incur, assume, or suffer to exist any Guarantee Obligations, except (i) those in existence on the Closing Date as listed on Schedule 6.02, (ii) in connection with the endorsement of negotiable instruments for deposit or collection in the ordinary course of the business, and (iii) other Guarantee Obligations in an aggregate amount not exceeding $50,000.

6.03     Limitation on Liens.

     The Borrower shall not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a)  Liens in favor of PATI;

(b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect to taxes which are being contested are maintained on the books of the Borrower, in conformity with GAAP;

(c) carriers', warehousemen's, construction liens, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings;

(d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation for Borrower's employees;

(e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and

(f) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower.

6.04     Limitation on Operating Leases.

     Create, incur, assume or suffer to exist the obligation to make payments under Operating Leases during the course of any fiscal year, in an aggregate amount in excess of $100,000 during the prior fiscal year.

6.05     Limitations on Fundamental Changes.

     Other than as provided in the Asset Purchase Agreement, the Borrower shall not form, invest in or make a loan to any subsidiary, change its corporate structure, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets without the prior written consent of PATI which consent shall not be unreasonably withheld.

6.06     Limitation on Dividends; Stock Repurchases.

     The Borrower shall not declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower.

6.07     Limitation on Investments, Loans and Advances.

     The Borrower shall not make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person (an "Investment"), except:

(a)  the investment in PATI as contemplated by the Asset Purchase Agreement;

(b)  extensions of trade credit in the ordinary course of business;

(c) investments in (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than 180 days from the date of acquisition, (ii) time deposits and certificates of deposit having maturities of not more than 180 days from the date of acquisition of any domestic commercial bank the long-term debt of which is rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or P-2 or the equivalent thereof by Moody's Investors Service, Inc., (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 180 days after the date of acquisition and (v) securities issued by any municipality in the United States rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 270 days after the date of acquisition ("Cash Equivalents"); and

(d) investments arising as a result of the compromise or settlement of accounts in the ordinary course of business as generally conducted over a period of time.

6.08     Registration of Shares.

     The Borrower shall not register any shares of its Capital Stock, including shares held by existing shareholders, under any federal or state securities laws, except as provided herein and upon the prior written consent of PATI.

6.09     Transactions with Affiliates.

     The Borrower shall not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, unless such transaction is approved in advance by PATI, and pursuant to the reasonable requirements of the Borrower's business, is in good faith and is upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

6.10     Sale and Leaseback.

     The Borrower shall not enter into any arrangement with any Person providing for the leasing by the Borrower of real or personal property which has been or is to be sold or transferred by the Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower.

6.11     Accounting Policies and Procedures.

     The Borrower shall not permit any material change in the accounting policies or procedures of the Borrower or any of its subsidiaries, other than as required by GAAP, without the prior written consent of PATI.

6.12     Issuance of Securities.

     The Borrower shall not authorize or issue, or sell, or enter into any agreements, options or commitments with respect to any securities of the Borrower, including but not limited to common stock, or securities convertible into common stock, without the prior written approval of PATI.

ARTICLE VII                                                    EVENTS OF DEFAULT

7.01     Bankruptcy, etc.

     The Loan (with accrued interest thereon) and all other amounts owing under this Credit Agreement and the Notes shall immediately become due and payable without the need for any notice or other action by PATI if any of the following events shall occur:

(a) Borrower shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or

(b) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in subsection 7.01(a)(i) or 7.01(a)(ii) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of 60 days; or

(c) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

(d) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in subsections (a), (b) or (c) above.

7.02     Other Events.

     If any of the following events shall occur and be continuing:

(a) the Borrower shall fail to pay (i) any principal of the Notes when due in accordance with the terms thereof, or (ii) interest on the Notes or any fee or other amount payable hereunder within 5 Business Days following notice given in accordance herewith when due in accordance with the terms thereof or hereof; or

(b) any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Credit Agreement or other Loan Document shall prove to have been incorrect and the subject of that breach of representation or warranty has a Material Adverse Effect on or as of the date made or deemed made; or

(c) the Borrower shall default in the observance or performance of any other agreement contained in this Credit Agreement or any other Loan Documents (other than as provided in paragraphs (a) through (c) of this Section), and such default shall remain unremedied for a period of 5 Business Days following notice given in accordance herewith; or

(d) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, or
     (ii) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) and (ii) above, such event or condition, together with all other such events or conditions, if any, could, in the reasonable judgment of PATI, subject the Borrower to any tax, penalty or other liabilities that in the aggregate could reasonably be expected to have a Material Adverse Effect; or

(e) one or more judgments or decrees shall be entered against any Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $50,000 or more and (i) all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof or (ii) the judgment creditors with respect to such judgments or their successors or assigns shall have commenced enforcement proceedings, which enforcement proceedings shall have remained unstayed for 10 consecutive days;

(f) the security interests created by any such Document shall cease for any reason or the Borrower shall make any assertion to such effect, unless caused by the action of PATI, to be enforceable and of the same effect and priority purported to be created thereby;

(g) any representation or warranty of the Borrower in the Asset Purchase Agreement was incorrect or incomplete in any material respect, as of the execution date of the Asset Purchase Agreement or will be incorrect or incomplete, in any material respect, as of the closing date of the Asset Purchase Agreement;

(h) the Borrower or any stockholder of Borrower shall fail to perform timely, in all material respects, the covenants and obligations that it or any of them, is required to perform under the Asset Purchase Agreement and PATI does not waive such failure in writing, it being agreed that with respect to any such failure that is capable of being cured, may be cured by Borrower or any such stockholder, within 5 Business Days of written notice provided by PATI in accordance with this Agreement;

(i)  the termination of the Asset Purchase Agreement;

(j) PATI shall have made a good faith determination in writing to Borrower and after diligent inquiry that facts and circumstances exist or that the Borrower has become subject to circumstances, that would place at material risk the value of the Collateral; or

(k) receipt by the Borrower of a notice of termination of any client or provider representing more than 10% of collections during any of the trailing six consecutive months and such notice of termination has not been rescinded prior to the effective date of termination, it being agreed that Pinnacol Assurance is such a client, the loss of which would be specifically covered hereby.

     then, and in any such event, PATI may by notice of default to the Borrower, declare the Loan (with accrued interest thereon) and all other amounts owing under this Credit Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

7.03     Waivers of Presentment, etc.

     Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

ARTICLE VIII                                                       MISCELLANEOUS

8.01     Amendments and Waivers.

     No provision of this Credit Agreement, the Notes or the Loan Documents, may be waived, modified or amended without the prior written agreement of PATI. No such waiver, modification or amendment shall extend to or affect any obligation not expressly waived, modified or amended.

8.02     Notices.

     All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of telecopy notice, when transmitted by the sender to the telecopy numbers indicated below, or, in the case of a nationally recognized courier service, one Business Day after delivery to such courier service, addressed as follows in the case of the Borrower and PATI or to such other address as may be hereafter notified by the respective parties hereto:



                     The Borrower:   American CareSource Corporation
                                     8080 Tristar Drive; Suite 100
                                     Irving, TX 75063
                                     Telecopy Number:  972-871-8632
                                     Attn: Michael Caolo Jr., General Counsel

                     PATI:           Patient Infosystems, Inc.
                                     46 Prince Street
                                     Rochester, NY 14607
                                     Telecopy Number:  585-244-1367
                                     Attention:  Kent Tapper, Vice President


8.03     No Waiver; Cumulative Remedies.

     No failure to exercise and no delay in exercising, on the part of PATI, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

8.04     Survival of Representations and Warranties.

     All representations and warranties made hereunder or under any other Loan Document and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes.

8.05     Payment of Expenses and Taxes.

     The Borrower agrees (i) to pay or reimburse PATI for all its reasonable and direct out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Credit Agreement, the Notes, and the other Loan Documents and any other related documents prepared in connection herewith or therewith, and the consummation and administration of the loan contemplated hereby and thereby, provided that any legal fees of PATI shall be limited to the reasonable fees and disbursements of counsel to PATI, (ii) to pay or reimburse PATI for all its reasonable and direct costs and expenses incurred in connection with the enforcement or preservation of any rights under this Credit Agreement, the Notes, the other Loan Documents and any such other documents, and (iii) to pay, indemnify, and hold PATI harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Credit Agreement, the Notes, the other Loan Documents and any such other documents. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

8.06     Assignment(s) of the Notes.

     PATI, and any other Person that becomes a party to this Credit Agreement by way of an assignment as contemplated by this Section, may at any time assign all or a portion of its rights under the Credit Agreement and the Notes (or any notes subsequently issued under this Credit Agreement) to one or more persons; provided, however, that at no time shall there be more than ten holders of such notes. In the event of such an assignment, the Borrower shall, upon request of any holder, exchange any note then outstanding for a new note payable to such assignee and, in the case of a partial assignment, issue a new note payable to the assigning holder. If an assignment is made to more than one person, the Borrower shall, upon the written request of PATI, enter into an amendment to this Credit Agreement and the other Loan Documents to reflect the existence of multiple noteholders including, without limitation, provisions regarding (i) the appointment of a collateral or other agent, (ii) the respective rights of noteholders with respect to payments under the notes, and (iii) the process for approval of any amendments or waiver to the Credit Agreement and the Notes.

8.07     Indemnification.

     The Borrower will defend, indemnify, and hold harmless PATI, its subsidiaries, shareholders, employees, agents, attorneys, officers, and directors (each an "Indemnified Person"), from and against any and all claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, court costs, and litigation expenses) arising out of, or in any way related to the Collateral or the Loan including violation or alleged violation of any Hazardous Materials Laws by the Borrower. The Borrower shall not, without the prior written consent of any Indemnified Person, effect any settlement of any pending or threatened proceeding, claim or action against such Indemnified Person, in respect of which such Indemnified Person or its parent, subsidiaries, affiliates, employees, agents, officers or directors is a party or would be entitled to seek indemnification hereunder, unless such settlement includes an unconditional release of such Indemnified Person and its parent, subsidiaries, affiliates, employees, agents, attorneys, officers or directors from all liability on claims that are the subject matter of such claim, action or other proceeding and is otherwise acceptable to such Indemnified Person and its counsel, in their sole discretion. Provided, that the Borrower shall have no obligation hereunder to an Indemnified Person with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

8.08     Counterparts.

     This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.09     Severability.

     Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.10     Integration.

     This Credit Agreement and the other Loan Documents represent the agreement of the Borrower and PATI with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by PATI relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11     GOVERNING LAW.

     THE LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS RULES THEREOF.

8.12     Submission to Jurisdiction; Waivers.

     The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to the Loan Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America located in the State of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in this Credit Agreement or at such other address of which PATI shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any punitive damages.

8.13     WAIVERS OF JURY TRIAL.

     THE BORROWER AND PATI HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE LOAN DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      American CareSource Corporation


                                      By:  /s/Robert Prosek
                                         -----------------------------
                                      Name:  Robert Prosek
                                      Title:    President
                                      Patient Infosystems, Inc.

                                      By:  /s/Roger Chaufournier
                                         -----------------------------
                                      Name:  Roger Chaufournier
                                      Title:    President

                                  Exhibit 2.01

                                      NOTE

                             DUE September 30, 2003

No. ____________                                                  $____________


     American CareSource Corporation, a corporation duly formed under the laws of the State of Indiana, (the "Borrower"), for value received, hereby promises to pay to Patient Infosystems, Inc. or registered assigns ("PATI") the principal sum of _______________ Dollars ($____________), together with interest, in the manner provided herein. This Note (this "Note") was issued as a series of Notes pursuant to that certain Credit Agreement dated April __, 2003 between the Borrower and PATI (the "Credit Agreement"), and is entitled to the benefits of the Credit Agreement. As of the date of each Note, Borrower shall be deemed to represent that each representation made in the Loan Documents is true as of such date. Except as to those terms otherwise defined in this Note, all capitalized terms used in this Note shall have the respective meanings ascribed to them in the Credit Agreement.

1. Payments.

     All principal amounts then outstanding and unpaid under this Note shall be paid in full on September 30, 2003, or contemporaneously with the closing of the Asset Purchase Agreement as amended.

2. Interest.

     Interest shall accrue on the Prime Rate plus 3% per annum, computed on the basis of a 360-day year counting the actual number of days elapsed. The Prime Rate means the prime rate as published from time to time by the Wall Street Journal. Interest shall be payable monthly in arrears on the tenth day of each month following the execution of this Note.

3. Default.

     In case an Event of Default shall occur as defined in the Credit Agreement and be continuing, the entire unpaid principal of this Note may become due and payable in the manner and with the effect provided in the Credit Agreement. The Borrower further agrees to pay PATI's fees and expenses as provided for in the Credit Agreement.

4. Prepayment.

     This Note may be prepaid, in whole or in part, at any time, without premium or penalty upon the written consent of PATI.

5. Miscellaneous.

     (a) The Borrower will pay to PATI, in immediately available funds to such account as PATI may specify in writing, all amounts payable to PATI in respect of the principal, interest or other amounts due under this Note, without any presentation of this Note. Each such payment, when paid, shall be applied first to the fees and charges due under this Note, second to the payment of interest accrued and unpaid on this Note, and third to the payment of the principal hereof. All payments hereunder shall be made at PATI's principal offices. All calculations and applications of amounts due on any date, whether by acceleration or otherwise, will be made by PATI, and the Borrower agrees that all such calculations and applications will be conclusive and binding absent manifest error.

     (b) This Note is secured by the Collateral and other assets, property rights and interests as described in the Credit Agreement.

     (c) The Borrower and all sureties, endorsers and guarantors of this Note, to the extent not prohibited by applicable law or regulation, hereby waive as to this debt or any renewal, modification, extension or refinancing thereof: (a) demand, presentment, notice of non-payment, protest, notice of protest, notice of dishonor, all other notice, suit against any party, diligence in collection of this Note, the release of any party primarily or secondarily liable thereon or any collateral pledged as security, and all other requirements necessary to hold Borrower liable hereunder; and (b) agree and consent to any one or more extensions or postponements of time of payment of this Note or any other indulgences with respect hereto, without notice thereof to any of them, and without release of liability as to Borrower or any of them.

     (d) This Note has been issued and is to be performed in the State of New York and shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of laws. If any provision hereof is in conflict with any statute or rule of law of the State of New York or any other state, or is otherwise unenforceable for any reason whatsoever, then such provision shall be deemed separable from and shall not invalidate any other provision of this Note.

     (e) THE BORROWER WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN THE BORROWER AND PATI OR ITS SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE AND THE OTHER LOAN DOCUMENTS. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDINGS. THIS SECTION IS A MATERIAL INDUCEMENT TO PATI TO ENTER INTO THE TRANSACTIONS CONTEMPLATED BY THE CREDIT AGREEMENT.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered.

         DATED: _____________, 2003            BORROWER:

                                               AMERICAN CARESOURCE CORPORATION

                                               By: Exhibit do not sign

                                  EXHIBIT 2.05

               Void after 5:00 p.m. New York Time on April 9, 2013
                Warrant to Purchase 15,200 Shares of Common Stock


                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                         AMERICAN CARESOURCE CORPORATION


     This is to certify that, FOR VALUE RECEIVED, Patient Infosystems, Inc., or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from American CareSource Corporation, an Indiana corporation (the "Company"), that number of fully paid, validly issued and nonassessable shares of Common Stock, no par value per share, of the Company ("Common Stock") which provides the Holder beneficial ownership of 15,200 shares of Common Stock, being initially 32.00% of the fully diluted ownership of the Company as of the Closing, at a price of $0.01 per share at any time or from time to time during the period from April 10, 2003 to April 9, 2013, but not later than 5:00 p.m. New York City Time on April 9, 2013 unless this Warrant expires sooner in accordance with Section (a)(3) hereunder. Warrants to purchase additional shares of Common Stock in the form identical hereto may be issued by the Company in the event the Holder loans greater than $1.5 million in the aggregate to the Company as set forth in the Credit Agreement by and among the Company and Holder. In addition, the number of shares to be received upon exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

(a) EXERCISE OF WARRANT

     (1) This Warrant may be exercised only upon (i) an event of default under the Credit Agreement by and between the Holder and the Company of even date herewith, (ii) the termination of the Asset Purchase Agreement by and between the Holder and the Company, dated as of September 23, 2002, as further amended on April 10, 2003 (the "Asset Purchase Agreement") or (iii) upon repayment of all loans provided under the Credit Agreement by and between the Holder and ACS if such repayment occurs prior to the termination of the Asset Purchase Agreement. This Warrant, when exercisable, may be exercised in whole or in part at any time or from time to time on or after April 10, 2003 and until April 9, 2013 (the "Exercise Period"), unless this Warrant expires sooner in accordance with Section (a)(3) hereunder and provided that (i) if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, and (ii) other than as contemplated by the Asset Purchase Agreement, in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company's stockholders, prior to April 9, 2013, the Holder shall have the right to exercise this Warrant commencing at such time through April 9, 2013 (unless this Warrant expires sooner in accordance with Section (a)(3) hereunder) into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. This Warrant, when exercisable, may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

     (2) At any time during the Exercise Period, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section (a)(2), by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a share of Common Stock. Current market value shall have the meaning set forth in Section (c) below, except that for purposes hereof, the date of exercise, as used in such Section (c), shall mean the Exchange Date.

     (3) Upon the completion of the closing as contemplated under the Asset Purchase Agreement, this Warrant shall immediately expire.

(b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

(c) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

     (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market; or

     (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, the current market value shall be the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

     (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

(d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of it stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

(e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

(f) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

     (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

     (2) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the Exercise Price on such record date, the Exercise Price shall be adjusted to equal the Subscription Price. Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

     (3) In case the Company shall issue shares of its Common Stock for a consideration per share (the "Offering Price") less than the Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the Offering Price. Such adjustment shall be made successively whenever such an issuance is made.

     (4) In case the Company shall issue any securities convertible into or exchangeable for its Common Stock for a consideration per share of Common Stock (the "Conversion Price") initially deliverable upon conversion or exchange of such securities less than the Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the Conversion Price. Such adjustment shall be made successively whenever such an issuance is made.

     (5) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsections (1), (2), (3) and (4) above, the number of Warrant Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

     (6) For purposes of any computation respecting consideration received, the following shall apply:

          (A) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

          (B) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

          (C) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof, the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Subsection
               (6).

     (7) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.0001 in such price; provided, however, that any adjustments which by reason of this Subsection (7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants).

     (8) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders at their last addresses appearing in the Warrant register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. In the event the Company does not provide the Holder with such notice and information within 10 days of a request by the Holder, then notwithstanding the provisions of this Section (f), the Exercise Price shall be immediately adjusted to equal the lowest Offering Price, Subscription Price or Conversion Price, as applicable, since the date of this Warrant, and the number of shares issuable upon exercise of this Warrant shall be adjusted accordingly. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

     (9) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (8), inclusive above.

     (10) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

(g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

(h)  NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding,
     (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

(i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in the case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

(j)  REGISTRATION UNDER THE SECURITIES ACT OF 1933.

     (1) The Company shall advise the Holder of this Warrant or of the Warrant Shares or any then holder of Warrants or Warrant Shares (such persons being collectively referred to herein as "holders") by written notice at least four weeks prior to the filing of any new registration statement or post-effective amendment thereto ("Registration Statement") under the Securities Act of 1933 (the "Act") covering securities of the Company and will for a period of five years, from the date of this Warrant upon the request of any such holder, include in any such registration statement or post-effective amendment such information as may be required to permit a public offering of the Warrant Shares. The Company shall supply prospectuses and other documents as the Holder may request in order to facilitate the public sale or other disposition of the Warrants or Warrant Shares, qualify the Warrants and the Warrant Shares for sale in such states as any such holder designates and do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Warrants or Warrant Shares, and furnish indemnification in the manner as set forth in Subsection
          (2)(C) of this Section (j). Such holders shall furnish information and indemnification as set forth in Subsection(2)(C) of this Section (j), except that the maximum amount which may be recovered from the Holder shall be limited to the amount of proceeds received by the Holder from the sale of the Warrant Shares.

     (2) The following provision of this Section (j) shall also be applicable:

          (A) Following the effective date of such Registration Statement, the Company shall upon the request of any owner of Warrants and/or Warrant Shares forthwith supply such a number of prospectuses meeting the requirements of the Act, as shall be requested by such owner to permit such holder to make a public offering of all Warrant Shares from time to time offered or sold to such holder, provided that such holder shall from time to time furnish the Company with such appropriate information (relating to the intentions of such holder) in connection therewith as the Company shall request in writing. The Company shall also use its best efforts to qualify the Warrant Shares for sale in such states as such holder shall reasonably designate.

          (B) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Subsection (1) of this Section (j) notwithstanding that Warrants Shares subject to this Warrant may be included in any such registration.

          (C) The Company shall indemnify and hold harmless each such holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such holder any Warrants and/or Warrant Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any prospectus included therein required to be filed or furnished by reason of this Section (j) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Act, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Holder or any other Holder, specifically for use in the preparation thereof.

          (D) Neither the giving of any notice by any holder nor making of any request for prospectus shall impose upon such holder or owner making such request any obligation to sell any Warrant Share, or exercise any Warrants.

     The Company's agreements with respect to Warrants in this Section (j) shall continue in effect regardless of the exercise and surrender of this Warrant.


                                  AMERICAN CARESOURCE CORPORATION


                                  By:
                                      --------------------------------------
                                      Robert Prosek, President


         [SEAL]

         Dated As Of:       , 2003
                     -------
         Attest:


---------------------------------------------------------------
         Secretary

                                  PURCHASE FORM

                                                         Dated __________, 20___


     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ____ shares of Common Stock and hereby makes payment of ______ in payment of the actual price thereof.


-----------------------------------------------------------------------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

         Name ___________________________
         (Please typewrite or print in block letters)


         Address: _________________________


         Signature _________________________

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED, ______________ hereby sells, assigns and transfers unto

         Name ________________________
         (Please typewrite or print in block letters)


         Address _______________________

     the right to purchase Common Stock represented by this Warrant to the extent of _____ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ________ as attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

         Date __________, 20___

         Signature ____________